EXHIBIT 99.1

Simmons First National Corporation Announces Pricing of Subordinated Notes Offering

PINE BLUFF, Ark., March 21, 2018 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced the pricing of its offering of $330 million aggregate principal amount of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2028 (the “Notes”). The Notes will bear a fixed interest rate of 5.00% per year from, and including, the date of issuance to, but excluding, April 1, 2023, payable semi-annually in arrears. From, and including, April 1, 2023 to, but excluding, the maturity date or any early redemption date, the interest rate shall be a floating rate equal to three-month LIBOR determined on the determination date of the applicable interest period plus 215 basis points, payable quarterly in arrears. The Notes were offered to the public at 100% of their face amount.

Simmons First National Corporation expects to use approximately $222.3 million of the net proceeds from the sale of the Notes to repay outstanding indebtedness and the remainder for general corporate purposes. The offering is expected to close on March 26, 2018, subject to customary closing conditions.

Sandler O’Neill + Partners, L.P. is acting as lead book running manager for the Notes offering and Keefe, Bruyette & Woods, A Stifel Company, and Stephens Inc. are acting as joint book running managers.

The Notes are being offered pursuant to an effective shelf registration statement (File No. 333-223764) by means of a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from: Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1 (866) 805-4128; Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, Attn.: Syndicate Operations, or by calling 1 (800) 966-1559; and Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Syndicate, by calling 1 (800) 643-9691.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Simmons First National Corporation

Simmons is a financial holding company headquartered in Pine Bluff, Arkansas.  The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach throughout Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.  The company’s common stock trades on the Nasdaq Global Select Market under the symbol “SFNC.”

Forward-Looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, changes in the assumptions used in making the forward-looking statements, and the Company’s ability to manage and successfully integrate its mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

FOR MORE INFORMATION, CONTACT:

BOB FEHLMAN
Chief Financial Officer
Simmons First National Corporation
(870) 541-1000